EXHIBIT 99.1

FFML 2005-FF2 -- New Issue Announcement (external)
$1,686.265 mm apprx
GS Lead Manager/Books


Class    S&P/Mdys    Size(mm)     AvL    Cred Sup    Prin Window    Guidance
A1A      AAA/Aaa     $708.531     2.45     20.70%     05/05-06/12    NA
A1B      AAA/Aaa      $78.725     2.45     20.70%     05/05-06/12    NA
A2A      AAA/Aaa     $330.307     1.00     20.70%     05/05-04/07    L+10a
A2B      AAA/Aaa     $175.288     3.00     20.70%     04/07-04/10    L+18a
A2C      AAA/Aaa      $92.139     6.52     20.70%     04/10-06/12    L+30a
M1       AA+/Aa1      $65.495     4.97     16.95%     10/08-06/12    L+40a
M2        AA/Aa2      $59.381     4.92     13.55%     08/08-06/12    L+45a
M3        AA/Aa3      $34.931     4.90     11.55%     07/08-06/12    L+50a
M4       AA-/A1       $29.691     4.88      9.85%     07/08-06/12    L+60a
M5        A+/A2       $28.817     4.88      8.20%     06/08-06/12    L+65a
M6         A/A3       $25.325     4.86      6.75%     06/08-06/12    L+70a
B1        A-/Baa1     $22.704     4.86      5.45%     06/08-06/12    NA
B2      BBB+/Baa2     $20.085     4.85      4.30%     05/08-06/12    NA
B3       BBB/Baa3     $14.846     4.84      3.45%     05/08-06/12    NA

Expected settlement - 4/28/2005

Disclaimer:
This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.